UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 9, 2006
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 748-5548
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective on December 29, 2005 NextPhase Wireless, Inc., its director and Chief Executive Officer, Chief Financial Officer and Treasurer, Robert Ford, its director and Chairman of the Board, Stephen Young, its director and President-Broadband Division, James Wray (collectively the “Plaintiff Parties”), and Steven Cantor, Corey Morrison, Annette Cantor, Cindy Bermingham, Paul Steo, a director of the company, and CJM Group, Inc. (collectively the “Defendant Parties”) entered into a Settlement and Escrow Agreement pursuant to which the parties settled the following litigations which were previously disclosed in the Company’s reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934:

•	NextPhase Wireless, Inc., Ford, Young and Wray v. Steven Cantor, Morrison, Annette Cantor, Bermingham, Steo and CJM Group, Inc.

•	Annette Cantor v. NextPhase Wireless, Inc.

•	Bermingham v. NextPhase Wireless, Inc.

•	Arbitration by CJM Group, Inc. against NextPhase Wireless, Inc.

The terms of the agreement provide that the agreement does not constitute any finding on the merits of the claims in the above legal actions nor does it constitute an admission of any party of any wrongdoing or liability by any party. Pursuant to the agreement, among other things,

•	Mr. Morrison’s affiliate transferred 3,300,000 shares of Nathaniel Energy Corporation to NextPhase.

•	CJM Group, Inc., Annette Cantor and Ms. Bermingham transferred an aggregate of 2,195,000 shares of NextPhase common stock to NextPhase.

•	The Defendant Parties paid $50,000 to NextPhase’s counsel [which covered certain of NextPhase’s legal fees in connection with these lawsuits and the settlement agreement].

•	All contractual agreements between Mr. Morrison and NextPhase and between Mr. Steo and NextPhase were terminated.

•	Mr. Steo resigned as a director of NextPhase. See Item 5.02 below.

•
The Plaintiff Parties and the Defendant Parties exchanged general releases, except that Mr. Steo is still entitled to any indemnification rights he has by virtue of formerly being a director and officer of NextPhase.

All the instruments and agreements necessary to effectuate the actions described above were delivered into escrow with the Plaintiff’s Parties’ counsel and were received from escrow by the Company on January 9, 2006.

The agreement also provided that all the legal actions described above are dismissed with prejudice.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on December 29, 2005 Paul Steo resigned as a director of NextPhase Wireless, Inc., pursuant to the terms of the Settlement and Escrow Agreement reported above under Item 1.01 of this Current Report on Form 8-K. Mr. Steo’s resignation was received by the Company from escrow on January 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 13, 2006

NEXTPHASE WIRELESS, INC.

By:
Robert M. Ford, Chief Executive Officer